RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (“Agreement”), dated as of May 25, 2006 is made by and between Golden Telecom, Inc., a Delaware corporation (the “Company”), and Kjell Morten Johnsen, a director of the Company (the “Holder”):

WHEREAS, the Company maintains the 1999 Equity Participation Plan of Golden Telecom, Inc. (the “Plan”), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, the Plan provides for the issuance of shares of the Company’s Common Stock (as defined herein) subject to certain restrictions thereon (hereinafter referred to as the “Restricted Stock”); and

WHEREAS, thirty percent of the Holder’s overall compensation in the amount of $75,000 for service as a Director of the Company for the period from May 18, 2006 to May 17, 2007 is to be paid in the form of shares of Restricted Stock, based on the value of the Company’s stock as of May 18, 2006, which was $27.73 and the Holder is, therefore, to be granted 811 shares of the Restricted Stock.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE

DEFINITIONS

Wherever the following terms are used in this Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Plan.

Section Administrator

“Administrator” shall mean the Compensation Committee of the Company’s Board of Directors (the “Committee”) unless the Board has assumed authority for administration of the Plan pursuant to Plan Section 8.2.

Section	Change in Control

“Change in Control” shall mean:
the dissolution or liquidation of the company and its Subsidiaries,

a merger, consolidation or reorganization of the Company and its Subsidiaries with one or more other corporations (other than a parent, Subsidiary, or Affiliate of the Company) in which the Company is not the surviving corporation, a sale of all or substantially all of the assets of the Company to another corporation (other than a parent, Subsidiary or Affiliate of the Company), or

(d) any transactions (including, without limitation, a merger or reorganization in which the Company is the surviving corporation) approved by the Board which result in any person or entity (other than a parent, Subsidiary or Affiliate of the Company) owning more than 50% of the combined voting power of all classes of stock of the Company.

Section	Plan

Section	“Plan” shall mean the 1999 Equity Participation Plan of Golden Telecom, Inc. Restricted Stock

“Restricted Stock” shall mean Common Stock awarded under this Award Agreement pursuant to the Plan, subject to certain restrictions set forth herein.

Section 1.5. Restrictions

“Restrictions” shall mean the restrictions on sale or other transfer set forth in Section 4.2 and the exposure to forfeiture set forth in Section 3.1.

Section 1.6. Termination of Directorship

“Termination of Directorship” shall mean a termination by resignation, death, disability or retirement.

ARTICLE

ISSUANCE OF RESTRICTED STOCK

Section Issuance of Restricted Stock

In consideration of Holder’s agreement to serve as a director of the Company and for other good and valuable consideration which equals or exceeds the par value of the Company’s Common Stock, as of the date hereof the Company issues to the Holder 811 (eight hundred and eleven) shares of its Common Stock subject to the terms and conditions set forth in this Agreement.

ARTICLE

RESTRICTIONS

Section Forfeiture

Upon the Holder’s Termination of Directorship for any reason, the Holder agrees that the Company shall repurchase all (but not less than all) of the unvested shares of Restricted Stock. The repurchase price payable by the Company shall be one US cent ($0.01) per share of Restricted Stock.

Section Vesting and Lapse of Restrictions

Subject to subsection (b) and Sections 3.4, 3.5 and 3.6, the shares of Restricted Stock shall vest and be nonforfeitable as of the close of business on May 17, 2007.

No shares of Restricted Stock shall become vested following the Holder’s Termination of Directorship prior to May 17, 2007.

Section Legend

Certificates representing shares of Restricted Stock issued pursuant to this Agreement shall, until all Restrictions lapse or shall have been removed and new certificates are issued pursuant to Section 3.3, bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING REQUIREMENTS AND MAY BE SUBJECT TO REACQUISITION BY THE COMPANY UNDER THE TERMS OF THAT CERTAIN RESTRICTED STOCK AGREEMENT BY AND BETWEEN GOLDEN TELECOM, INC. (THE “COMPANY”) AND THE REGISTERED OWNER OF SUCH SHARES, AND SUCH SHARES MAY NOT BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES, EXCEPT PURSUANT TO THE PROVISIONS OF SUCH AGREEMENT.”

Unless and until such shares shall have been registered under the Securities Act, Certificates representing shares of Restricted Stock issued pursuant to this Agreement shall also bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NO SALE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION OF THESE SECURITIES MAY BE MADE UNLESS EITHER (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (B) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

Section Issuance of Certificates for Vested Shares

Upon the vesting of the shares of Restricted Stock as provided in Section 3.2 and subject to Section 4.3, the Company shall cause new certificates to be issued with respect to such vested Shares and delivered to the Holder or his legal representative, free from the legend provided for in Section 3.3(a) and any of the other Restrictions. Such Vested Shares shall cease to be considered Restricted Stock subject to the terms and conditions of this Agreement. Notwithstanding the foregoing, no such new certificate shall be delivered to the Director or his legal representative unless and until the Director or his legal representative shall have paid to the Company in cash the full amount of all federal and state (or applicable foreign) withholding or other taxes applicable to the taxable income of the Director resulting from the grant of Restricted Stock or the lapse or removal of the Restrictions.

Section Removal of Restrictions; Acceleration of Lapse of Restrictions, Etc.

By resolution, the Committee may, on such terms and conditions as it deems appropriate, remove any or all of the Restrictions at any time or from time to time.

Subject to Section 3.6(a), if the shares of the Company’s Common Stock as a whole are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, the Committee, in its sole discretion, shall have the discretion and power to determine and to make effective provision for acceleration of the time or times at which any Restrictions shall lapse or be removed. In addition, in the case of the occurrence of any event described in this subsection (b), the Committee, subject to the provisions of the Plan and this Agreement, shall make an appropriate and proportionate adjustment in the number and kind of shares of Restricted Stock, to the end that after such event the Holder’s proportionate interest shall be maintained as before the occurrence of such event. Any such adjustment made by the Committee shall be final and binding upon the Holder, the Company and all other interested persons.

Section Effect of Certain Transactions

In the case of a Change in Control, then, immediately prior to the occurrence of such event, the Restrictions shall lapse, and the Restricted Stock shall cease to be subject to forfeiture under Section 3.1 after such event.

The Committee may make such determinations and adopt such rules and conditions as it, in its sole discretion, deems appropriate in connection with such lapse of the Restrictions in accordance with this Section 3.6, including, but not by way of limitation, provisions to ensure that any such lapse shall be conditioned upon the consummation of the contemplated Change on Control.

Section Restrictions On New Shares

In the event that the Holder receives any new or additional or different shares or securities by reason of any transaction or event described in Section 3.5(b), such new or additional or different shares or securities which are attributable to the Holder in his capacity as the registered owner of the Restricted Stock then subject to Restrictions, shall be considered to be Restricted Stock and shall be subject to all of the Restrictions, unless the Committee provides, pursuant to Section 3.4, for the removal or lapse of the Restrictions on the shares of Restricted Stock underlying the distribution of the new or additional shares or securities, or unless the Restrictions automatically lapse pursuant to Section 3.6(a).

ARTICLE

MISCELLANEOUS

Section Administration

The Committee shall have the power to interpret the Plan, this Agreement and all other documents relating to Restricted Stock and to adopt such rules for the administration, interpretation and application of this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Holder, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Restricted Stock and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

Section Restricted Stock Not Transferable

No Restricted Stock or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 4.2 shall not prevent transfers by will or by applicable laws of descent and distribution or, subject to the consent of the committee, pursuant to a DRO.

Section Conditions to Issuance of Stock Certificates

The Company shall not be required to issue or deliver any certificate or certificates for shares of stock pursuant to this Agreement prior to fulfillment of all of the following conditions:

The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

The completion of any registration or other qualification of such shares under any state or federal (or applicable foreign) law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its sole discretion, deem necessary or advisable; and

The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable; and

The payment by the Holder of all amounts required to be withheld, under federal, state and local (or applicable foreign) tax laws, with respect to the issuance of Restricted Stock and/or the lapse or removal of any of the Restrictions; and

The lapse of such reasonable period of time as the Committee may from time to time establish for reasons of administrative convenience.

Section Escrow

The Secretary of the Company, or such other escrow holder as the Committee may appoint, shall retain physical custody of the certificates representing Restricted Stock (but not any cash dividends or other distributions paid thereon which dividends or distributions shall be paid by the escrow holder, as soon as practicable, to the Holder of the applicable Restricted Stock) until all of the Restrictions lapse or shall have been removed; provided, however, that in no event shall the Holder retain physical custody of any certificates representing unvested Restricted Stock issued to the Holder.

Section Notices

Any notice required by this Award Agreement will be deemed provided and delivered to the intended recipient when (i) delivered in person by hand; or (ii) three days after being sent via U.S. certified mail, return receipt requested; or (iii) the day after being sent via overnight courier, in each case provided such notice is properly addressed to the following address and enclosed in a properly sealed envelope or wrapper, and with all postage and similar fees having been paid in advance:

If to the Company:	Representative Offices of Golden TeleServices, Inc., 1 Kozhevnichesky Proezd, 2nd Floor, Moscow, Russia 115114

And if to the Holder:	To the address given beneath Holder’s signature hereto.

By a notice given pursuant to this Section 4.5, either party may hereafter designate a different address for notices to be given. Any notice which is required to be given to the Holder shall, if the Holder is then deceased, be given to the Holder’s personal representative if such representative has previously informed the Company of representative’s status and address by written notice under this Section 4.5.

Section Rights as Stockholder

Except as otherwise provided herein, upon delivery of the shares of Restricted Stock to the escrow holder pursuant to Section 4.4, the Holder shall have all the rights of a stockholder with respect to said shares, subject to the Restrictions herein, including the right to vote the shares and to receive all dividends or other distributions paid or made with respect to the shares or Restricted Stock; provided, however, that any and all shares of Common Stock received by the Holder with respect to such Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization shall also be subject to the Restrictions until the Restrictions on the underlying shares of Restricted Stock lapse or are removed pursuant to this Agreement.

Section Titles

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section Conformity to Securities Laws

The Holder acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of all applicable federal and state (and applicable foreign) laws, rules and regulations (including but not limited to, the Securities Act and the Exchange Act and to such approvals by any listing, regulatory or other governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Notwithstanding anything herein to the contrary, this Agreement shall be administered, and the Restricted Stock shall be issued, only in such a manner as to conform to such laws, rules and regulations including, without limitation, Rule 16b-3. To the extent permitted by applicable law, the Plan, this Agreement and the Restricted Stock issued hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section Amendment

This Agreement and the Plan may be amended without the consent of the Holder provided that such amendment would not impair any rights of the Holder under this Agreement. No amendment of this Agreement shall, without the consent of the Holder, impair any rights of the Holder under this Agreement.

Section Governing Law

The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

Section Section 83(b) Election.

If a Holder makes an election under Section 83(b) of the Code, or any successor section thereto, to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service.

IN WITNESS HEREOF, this Agreement has been executed and delivered by the parties hereto.

GOLDEN TELECOM, INC.,
a Delaware Corporation

By: Jean-Pierre Vandromme
Chief Executive Officer

HOLDER

Kjell Morten Johnsen

Home Address:
Anthon Walles Vei 24A
1337 Sandvika, Norway

Office Address:
Telenor Central & Eastern Europe
32, Sadovo-Kudrinskaya, bldg 1 .
Moscow, Russia

Office Telephone Number:
(+7-495) 937-95-88

ELECTION TO INCLUDE THE VALUE OF RESTRICTED

PROPERTY IN GROSS INCOME IN THE YEAR OF TRANSFER

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1.) The person who performed the service is:

Name:

Address:

Taxpayer I.D. Number:

Taxable Year:

(2.) The property with respect to which the election is being made is      shares of the common stock of Golden Telecom, Inc.

(3.) The property was granted on      . This election is being made for the      tax year.

(4.) The property is subject to a restriction period during which the property will be forfeited upon the termination of the taxpayer’s directorship with the issuer under certain circumstances. The restriction period lapses [describe time-based vesting schedule and/or performance-based vesting criteria].

(5.) The fair market value at the time of grant (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $    per share.

(6.) The amount paid for such property is $    per share.

(7.) A copy of this statement was furnished to Golden Telecom, Inc. for whom the taxpayer rendered the service underlying the transfer of property.

This statement is executed as of      .

Holder: